AMENDMENT NO. 26

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

This Amendment No. 26 to the Amended and Restated Agreement and Declaration of Trust of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (this “Amendment”) amends, effective April 30, 2015, the Amended and Restated Agreement and Declaration of Trust of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the “Trust”) dated as of September 14, 2005, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to change the name of Invesco V.I. Diversified Income Fund to Invesco V.I. Core Plus Bond Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 3, 2014.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

Exhibit 1

“SCHEDULE A

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco V.I. Balanced-Risk Allocation Fund	Series I Shares Series II Shares

Invesco V.I. Core Equity Fund	Series I Shares Series II Shares

Invesco V.I. Diversified Income Fund	Series I Shares Series II Shares

Invesco V.I. Core Plus Bond Fund	Series I Shares Series II Shares

Invesco V.I. Equally-Weighted S&P 500 Fund	Series I Shares Series II Shares

Invesco V.I. Global Core Equity Fund	Series I Shares Series II Shares

Invesco V.I. Global Health Care Fund	Series I Shares Series II Shares

Invesco V.I. Global Real Estate Fund	Series I Shares Series II Shares

Invesco V.I. Government Securities Fund	Series I Shares Series II Shares

Invesco V.I. High Yield Fund	Series I Shares Series II Shares

Invesco V.I. International Growth Fund	Series I Shares Series II Shares

Invesco V.I. Mid Cap Core Equity Fund	Series I Shares Series II Shares

Invesco V.I. Money Market Fund	Series I Shares Series II Shares

Invesco V.I. S&P 500 Index Fund	Series I Shares Series II Shares

Invesco V.I. Small Cap Equity Fund	Series I Shares Series II Shares

Invesco V.I. Technology Fund	Series I Shares Series II Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco V.I. Managed Volatility Fund	Series I Shares Series II Shares

Invesco V.I. American Franchise Fund	Series I Shares Series II Shares

Invesco V.I. American Value Fund	Series I Shares Series II Shares

Invesco V.I. Comstock Fund	Series I Shares Series II Shares

Invesco V.I. Equity and Income Fund	Series I Shares Series II Shares

Invesco V.I. Growth and Income Fund	Series I Shares Series II Shares

Invesco V.I. Mid Cap Growth Fund	Series I Shares Series II Shares

Invesco V.I. Value Opportunities Fund	Series I Shares Series II Shares”